EXHIBIT 10.1

FORM OF SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (the “Agreement”) is entered into this _____ of _____, 20__, by and among AARON’S, INC., a Georgia corporation (the “Company”) and _______________ (the “Shareholder”).

R E C I T A L S:

A.           The Shareholder is the owner of shares of the Company’s Class A Common Stock, Par Value $0.50 Per Share (the “Voting Shares”).

B.           The Shareholder desires to transfer to the Company ___________ Voting Shares in exchange for shares of the Company’s Common Stock, Par Value $0.50 Per Share (the “Non-Voting Shares”), and the Company desires to issue to the Shareholder Non-Voting Shares in exchange for the Shareholder’s Voting Shares.

In consideration of the foregoing, the agreements set forth below and other good and valuable consideration, the parties hereby agree as follows:

1. Exchange of Shares.  The Shareholder hereby sells, transfers and conveys to the Company all right, title and interest in _________ Voting Shares, free and clear of all liens, security interests and encumbrances.  In consideration thereof, the Company hereby issues to the Shareholder _______ Non-Voting Shares, free and clear of all liens, security interests and encumbrances.

The parties acknowledge and agree that the number of Non-Voting Shares issued for the Shareholder’s Voting Shares is equal to the quotient (rounded to the nearest whole number) of:

a.
The product of (i) the number of Voting Shares being tendered to the Company for exchange by the Shareholder multiplied by (ii) the average, without regard to volume, of the closing sales prices of one Voting Share on the New York Stock Exchange during the thirty (30) consecutive trading days, not including days on which there is no trading activity, ending on the ______ trading day preceding the date hereof;

divided by

b.
the average, without regard to volume, of the closing sales prices of one Non-Voting Share on the New York Stock Exchange during the thirty (30) consecutive trading days, not including days on which there is no trading activity, ending on the __________ trading day preceding the date hereof.

2. Appointment of Company as Power of Attorney.  The Shareholder hereby irrevocably appoints the Company or any of its officers to be his true and lawful attorney-in-fact, with full power of substitution, and empowers such attorney, for and in the name and stead of such attorney, to cancel, sell, transfer, hypothecate, liquidate or otherwise dispose of all of or any portion of the Shareholder’s Voting Shares, from time to time, and, for that purpose, to make, sign, execute and deliver any documents or perform any other act necessary for such cancellation, sale, transfer, hypothecation, liquidation or other disposition.  The Shareholder acknowledges that this appointment is coupled with an interest and shall not be revocable by the Shareholder’s death, dissolution or any other reason.  The Shareholder hereby ratifies and approves all acts that such attorney or any substitute therefor shall do by virtue hereof.

3. Representations and Warranties of the Shareholders.  The Shareholder hereby represents and warrants as follows:

a.
The Shareholder has the requisite capacity, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and to perform his or its obligations hereunder.  This Agreement has been duly authorized, executed, and delivered by the Shareholder and is the legal, valid, and binding obligation of the Shareholder enforceable against the Shareholder in accordance with its terms.

b.
Neither the execution, delivery, and performance of this Agreement by the Shareholder, nor the consummation of the transactions contemplated hereby will (a) contravene or violate any law or rule to which the Shareholder is subject, (b) contravene or violate any judgment, order, injunction, or decree of any court, arbitrator, or governmental authority or agency that is applicable to the Shareholder, or (c) violate, be in conflict with, result in the breach of, or require the consent of any other party to, any contract, agreement or commitment or any order, to which the Shareholder is a party or by which his assets and properties, including, without limitation, his Voting Shares, is subject or bound.

c.
The Shareholder has good and valid title to all of the Voting Shares being transferred to the Company by the Shareholder, in each case free and clear of all liens, security interests and encumbrances, and after the transfer of the Voting Shares contemplated herein, the Company will have good and valid title to all of the Voting Shares being transferred by the Shareholder, free and clear of all liens, security interests and encumbrances.

d.
The Shareholder has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in the Non-Voting Shares and protecting his own interests in connection with such an investment.  The Shareholder has reviewed the public filings of the Company available the Securities & Exchange Commission’s website, www.sec.gov.

4. Indemnification.  The Shareholder shall indemnify and hold harmless the Company, any corporation or entity affiliated therewith, any officers, directors, and employees of any of the foregoing, and any professional advisors to any of the foregoing, from and against any and all loss, damage, liability, or expense, including costs and reasonable attorney fees, to which they may become subject, or which they may incur by reason of or in connection with any misrepresentation made by the Shareholder herein, any breach of the Shareholder’s representations and warranties made herein, the Shareholder’s failure to fulfill any of his covenants or agreements set forth herein and the Shareholder’s failure to comply with applicable law in connection with the transactions set forth herein.

5.	Miscellaneous.

a.	This Agreement shall be governed and construed in accordance with the laws of the State of Georgia.

b.	This Agreement contains the entire agreement between the parties with respect to the matters addressed hereby. The provisions of this Agreement may not be modified or waived except in writing.

c.	The representations and warranties of the Shareholder set forth herein shall survive the exchange of Voting Shares for Non-Voting Shares pursuant to this Agreement.

d.
This Agreement, and the rights, powers and duties set forth herein shall, except as otherwise set forth herein, bind and inure to the benefit of the heirs, executors, administrators, legal representatives and successors of the parties hereto.  The Shareholders may not assign any of the Shareholders’ rights or interests in and under this Agreement, and any attempted assignment shall be void and without effect.

e.
The parties shall keep this Agreement and the subject matter hereof strictly confidential, except that the Company may make any disclosure regarding this Agreement and the subject matter hereof necessary or advisable under applicable law.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement effective as of the date first above written.

AARON’S, INC.

By:
Name:
Title:

[Shareholder]